POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each of Steven Wein, Gail A. Balcerzak and Adam P. Gold, signing individually, the undersigned^s true and lawful attorney-in-fact to:


(1) prepare and execute for and on behalf of the undersigned, in the undersigned^s capacity as an officer and/or director of Hexcel Corporation (the ^Company^), (a) Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, (b) Forms 144 in accordance with Rule 144 of the Securities Act of 1933, and
(c) any other forms or reports the undersigned may be required to file, each in connection with the undersigned^s ownership, acquisition, or disposition of securities of the Company; and

(2) file such forms or reports with the United States Securities and Exchange Commission and any stock exchange or similar authority.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact^s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

THIS POWER OF ATTORNEY shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned^s holdings of and transactions in securities issued by the Company unless either revoked in writing by the undersigned or, as to each of the attorneys-in-fact, until such time as such attorney-in-fact ceases to be an employee of Hexcel Corporation or one of its affiliates.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8th day of December, 2014.



					/s/  Cynthia M. Egnotovich
					Signature

			                Cynthia M. Egnotovich
					Print Name